Exhibit 99.1

             OIL STATES REPORTS RESULTS OF INTERNAL INVESTIGATION

     HOUSTON, Feb. 18 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) (the "Company") announced today that it has conducted an internal investigation prompted by the discovery of over billings totaling $439,000 by one of its subsidiaries (the "Subsidiary") to a customer in South America. The over billings were detected by the Company during routine financial review procedures, and appropriate financial statement adjustments were included in its previously reported fourth quarter 2004 results. The Company and independent counsel retained by the Company's audit committee conducted separate investigations consisting of interviews and a thorough examination of the facts and circumstances in this matter. The Company has voluntarily reported the results of its investigation to the Securities and Exchange Commission (the "SEC") and will fully cooperate with any requests for information received from the SEC.

     The over billings appear to have resulted from invoices for goods and services not provided that were initiated and transacted by the Subsidiary's employees, a consultant of the Subsidiary and field level employees of a government owned oil company. The conduct involved a limited number of individuals in one location and occurred between December 2003 and November 2004. Payments received by the Subsidiary from the over billings were offset by fees paid by the Subsidiary to the consultant. It is believed that the consultant, in turn, made payments to the field level employees of the government owned oil company. Even though none of Oil States, the Subsidiary and the Subsidiary's employees profited from the scheme, the Subsidiary will reimburse its customer for all over billings. The pre-tax adjustment for the over billed amounts totaling $439,000 was subtracted from revenues in the Company's previously reported fourth quarter 2004 results.

     Douglas E. Swanson, Oil States' President and Chief Executive Officer, stated, "The over billings were detected by the Company during the course of routine financial review procedures which are part of our internal control systems and procedures. All appropriate remedies, reimbursements and disciplinary actions will be taken to conclude this issue."

     Oil States International, Inc. is a diversified solutions provider for the oil and gas industry. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution, hydraulic workover services and land drilling services. Oil States is organized in three business segments -- Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

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     The foregoing contains forward-looking statements within the meaning of the
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2003 filed by Oil States with the SEC on March 5, 2004.

SOURCE  Oil States International, Inc.
    -0-                             02/18/2005
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com/
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